EXHIBIT 32
SECTION 1350 CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 each of the undersigned hereby certifies in his or her capacity as an officer of Richmond Mutual Bancorporation, Inc.  (the “Company”) that the Annual Report of the Company on Form 10-K for the year ended December 31, 2025, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly represents, in all material respects, the financial statements included in such report.

Date: March 23, 2026	/s/ Garry D. Kleer
Garry D. Kleer
President and Chief Executive Officer

Date: March 23, 2026	/s/ Bradley M. Glover
Bradley M. Glover
Chief Financial Officer